EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2006 on the consolidated financial statements of Velocity Asset Management, Inc. and Subsidiaries as of and for the year ended December 31, 2005 in the Registration Statement on Form S-3 and related Prospectus of Velocity Asset Management, Inc., dated November 8, 2007, for the registration of 1,076,250 shares of its common stock.


/s/ Cowan, Gunteski & Co., P.A.

Toms River, New Jersey
November 8, 2007